R-1 $

CUSIP:

ASSOCIATES CORPORATION OF NORTH AMERICA

FLOATING RATE SENIOR NOTE DUE MAY 8, 2003

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED

CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") TO THE COMPANY OR ITS AGENT FOR THE REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PRINCIPAL AMOUNT:

MATURITY DATE: May 8, 2003

DATED DATE: May 8, 2000

INTEREST PAYMENT DATES: February 8, May 8, August 8 and November 8 of each year, commencing on August 8, 2000 and at Maturity

REGULAR RECORD DATES: Close of business on the Business Day immediately preceding any Interest Payment Date

LIBOR CALCULATION AGENT: The Chase Manhattan Bank

ASSOCIATES CORPORATION OF NORTH AMERICA, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth on the face hereof on the Maturity Date set forth on the face hereof, and to pay interest thereon, at the interest rates determined in the manner described below, from the Dated Date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates set forth on the face hereof and at Maturity, until the principal hereof has been paid or made available for payment. The interest so payable, and punctually paid or provided for, on any Interest Payment Date will, as provided in the Indenture (as hereinafter defined), be paid to the Person in whose name this Note (or one or more Predecessor Securities as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest as set forth on the face hereof (whether or not a Business Day, as hereinafter defined), as the case may be, next preceding such Interest Payment Date; provided, however, interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a record date ("Special Record Date") not less than 10 days prior to the date fixed by the Trustee for payment of such defaulted interest, notice of which Special Record Date shall be given to Holders of Notes not less than 15 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose at the Corporate Trust Office of the Trustee, or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that (i) payment of interest will be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if appropriate wire transfer instructions have been received in writing by the Trustee at its Corporate Trust Office or at its corporate trust facility in the Borough of Manhattan, The City of New York, not later than five Business Days prior to the record date for an applicable Interest Payment Date, by wire transfer of immediately available funds; (ii) payment of principal hereof at Maturity and any interest due upon Maturity will be made in immediately available funds upon surrender of this Note at the Corporate Trust Office of the Trustee or at the corporate trust facility of the Trustee located in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate; and (iii) notwithstanding the foregoing, if indicated on the face hereof that this Note is a Global Security, payments in respect of the Notes (including principal and interest) will be made by wire transfer of immediately available funds to the account of the Depositary as specified by the Depositary.

This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to $1,000,000,000, all such Securities issued and to be issued under an indenture dated as of November 1, 1995 (hereinafter called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a specification of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee and of the Company. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as Floating Rate Senior Notes due May 8, 2003 (the "Notes").

Interest on the Notes will be payable on February 8, May 8, August 8 and November 8 of each year, (each an "Interest Payment Date"), commencing on August 8, 2000, and at Maturity, if any, during such period, except that if any such Interest Payment Date falls on a day that is not a Business Day (as defined below), such Interest Payment Date will be postponed to the next day that is a Business Day unless it would thereby fall into the next calender month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

The rate of interest for each Interest Period (as defined below) is the Three-Month LIBOR Rate plus .25%. Such rate of interest shall be determined for each Interest Period on the second London Banking Day (as defined below) preceding the relevant Reset Date (as defined below).

The "Three-Month LIBOR Rate" for an Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the LIBOR Calculation Agent (as defined below) under an interest rate swap transaction if the LIBOR Calculation Agent were acting as Calculation Agent (as defined in the ISDA Definitions) for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i) the Floating Rate Option (as defined in the ISDA Definitions) is USD-LIBOR-BBA;

(ii) the Designated Maturity (as defined in the ISDA Definitions) is three months; and

(iii) the Reset Date (as defined in the ISDA Definitions) is the first day of that Interest Period.

Interest on the Notes will be paid to the persons in whose names the Notes are registered at the close of business on the Business Day immediately preceding any Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the persons to whom the principal of such Notes shall be payable.

Interest payments for the Notes shall be the amount of interest accrued from the date of issue or from the last date to which interest has been paid to, but excluding, the Interest Payment Date or Maturity, as the case may be. Interest is computed by dividing the actual number of days in the Interest Period by 360.

"Business Day" means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York and, for any place of payment outside The City of New York, in such place of payment.

"Interest Period" means (i) the period from and including May 8, 2000, to but excluding the first Interest Payment Date, and (ii) each successive period from and including an Interest Payment Date, to but excluding the next Interest Payment Date or at Maturity, as the case may be.

"ISDA Definitions" means the 1991 ISDA Definitions, as amended and updated as of the date hereof, published by the International Swaps and Derivatives Association, Inc.

"London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.

"USD-LIBOR-BBA" means that the rate for a Reset Date will be the rate for deposits in U.S. Dollars for a period of the Designated Maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date. If such rate does not appear on the Telerate Page 3750, the rate for that Reset Date will be determined as if the parties had specified "USD-LIBOR-Reference Banks" as the applicable Floating Rate Option. "USD-LIBOR-Reference Banks" means that the rate for a Reset Date will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (as defined in the ISDA Definitions) at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding that Reset Date to prime banks in the London interbank market for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount (as defined in the ISDA Definitions). The LIBOR Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Reset Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the LIBOR Calculation Agent, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity commencing on that Reset Date and in a Representative Amount.

The Chase Manhattan Bank shall be the initial LIBOR Calculation Agent with respect to the Notes. The LIBOR Calculation Agent will notify the Company, the Trustee and the Luxembourg Stock Exchange of each determination of the interest rate applicable to the Notes promptly after such determination is made. As long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Company will cause a notice announcing the interest rate for each Interest Period to be published in the manner set forth below. The Trustee will, upon the request of the Holder of any Note, provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of determination made with respect to the most recent Reset Date with respect to such Note. The Trustee will not be responsible for determining the interest rate applicable to any Note.

The Company may from time to time, without notice to or the consent of the registered Holders of the Notes of this series, create and issue further notes of this series ranking pari passu with the Notes of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the Notes of this series and have the same terms as to status, redemption or otherwise as the Notes of this series.

The Company will pay, subject to certain exceptions set forth below and to the Company's right of redemption for tax reasons, to a Holder of this Note, such additional amounts as may be necessary in order that every net payment of the principal of and interest on this Note, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon such Holder, or by reason of the making of such payments, by the United States or any taxing authority thereof or therein, will not be less than the amount provided for in the Note to be then due and payable ("Additional Amounts").

The Company shall not be required, however, to make any payment for any Additional Amounts for or on account of:

1) any tax, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary of, or a person holding a power over such Holder if such Holder is an estate or trust, or member or shareholder of, such Holder, if such Holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power over, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in trade or business or present therein, or having or having had a permanent establishment therein or (B) a bank receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended (the "Code") or (C) such Holder's present or future status as a domestic or foreign personal holding company or controlled foreign corporation or passive foreign investment company or private foundation or tax exempt organization, with respect to the United States of America or a corporation which accumulates earnings to avoid United States federal income tax;

2) any estate, inheritance, gift, sales, use, transfer, excise, personal property or similar tax, assessment or other governmental charge;

3) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation or administrative or judicial interpretation that becomes effective more than 30 days after the payment becomes due or is duly provided for, whichever occurs later;

4) any tax, assessment or other governmental charge which is (A) payable otherwise than by withholding from payment of principal of, or interest on, such Note or (B) required to be withheld by any paying agent from any such payment, if such payment may be made without withholding by any other paying agent outside the United States;

5) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections of the Holder or beneficial owner of such Note, if such compliance is required by statute or by regulation of the United States or any political subdivision or taxing authority thereof or therein or by an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

6) any tax, assessment or other governmental charge imposed on interest received by a Holder or beneficial owner of a Note that is a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code, and the regulations that may be promulgated thereunder) of the Company or is a controlled foreign corporation related to the Company within the meaning of Section 864(d)(4) of the Code; or

7) any combination of items (1) through (6);

nor shall any Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such Note to the extent that a beneficiary or settlor with respect to such fiduciary, or a member of such partnership or a beneficial owner thereof would not have been entitled to the payment of such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note.

Subject to the conditions described below, the Notes of this series may be redeemed, as a whole but not in part, at the option of the Company upon not more than 60 days nor less than 30 days prior notice to the Holders hereof at a redemption price equal to 100% of their principal amount, together with interest accrued, if any, to but excluding the date fixed for redemption, if on the next succeeding Interest Payment Date the Company determines that, as a result of any change in or amendment to the laws or treaties, or any regulations or rulings promulgated thereunder, of the United States affecting taxation, or any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of such laws, treaties, regulations or rulings (including a holding by a court of competent jurisdiction in the United States affecting taxation) which change or amendment is made effective or is proposed on or after the original issue date of the Notes of this series, or any other action predicated on such amendment or change taken by any taxing authority or court of competent jurisdiction in the United States or the official proposal of such action, whether or not such action or proposal was taken or made with respect to the Company, the Company has or will become obligated to pay Additional Amounts on any Note of this series and such obligation cannot be avoided by the Company by any reasonable measures available to it which (in the good faith opinion of the Company) will not have a material adverse impact on the conduct of its business. Prior to the giving of any such notice of redemption, the Company shall deliver to the Trustee (i) a certificate stating that it is entitled to effect such redemption and setting forth a supportive statement of facts and (ii) a written opinion of independent legal counsel of recognized standing to such effect based upon such statement of facts. In addition, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay Additional Amounts were a payment in respect of the Notes of this series then due.

If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time outstanding, as defined in the Indenture, of each series of Securities to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, as defined in the Indenture, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose at the Corporate Trust Office of the Trustee, or the office or agency of the Company to be maintained for that purpose in the Borough of Manhattan, The City of New York, or at such additional offices or agencies maintained for such purpose as the Company may from time to time designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If indicated on the face hereof that this Note is a Global Security, it is exchangeable, in whole but not in part, for Notes registered in the names of Persons other than the Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Note and a successor depositary is not appointed by the Company within 90 days of the receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Notes represented by one or more Global Security or Securities. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes of like tenor and terms in definitive form in aggregate principal amount equal to the principal amount of the Global Security; provided, that the Company shall exchange all the Global Securities representing the Notes in such manner. Subject to the foregoing, if this Note is a Global Security it is not exchangeable, except for a Note or Notes of the same aggregate denominations to be registered in the name of such Depositary or its nominee or in the name of a successor to the Depositary or a nominee of such successor depositary. If not indicated on the face hereof that this Note is a Global Security, this Note is exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same, as provided in the Indenture and subject to certain limitations therein set forth.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000.

No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

Notices to Holders of the Notes will be sent by mail to the registered Holders and, so long as the Notes are listed on the Luxembourg Stock Exchange, will be published in a daily newspaper of general circulation in Luxembourg. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

The Company has initially appointed Chase Manhattan Bank Luxembourg S.A. as a paying agent in Luxembourg with respect to the Notes, and as long as the Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent in Luxembourg and any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. In the event definitive Notes are issued, the Holders hereof will be able to receive payments thereon and effect transfers thereof at the offices of Chase Manhattan Bank Luxembourg S.A. or its successor as paying agent in Luxembourg with respect to the Notes.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the Dated Date set forth on the face hereof.

ASSOCIATES CORPORATION OF NORTH AMERICA
[Seal]
By: _____________________________
Senior Vice President

Attest:

______________________
Assistant Secretary

Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series provided for under the within-mentioned Indenture.

Dated:

THE CHASE MANHATTAN BANK,

as Trustee

By: _____________________________

Authorized Officer

[FORM OF ASSIGNMENT]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- ____________ Custodian _______________

(Cust) (Minor)

under Uniform Gifts to Minors Act _____________________________

(State)

Additional abbreviations may also be used though not in the above list.

______________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please insert Social Security or Other Identifying Number of Assignee ____________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________________________________________

_______________________________________________________________

the within Note of Associates Corporation of North America and all rights thereunder, hereby irrevocably constituting and appointing

______________________________________________ Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________

_____________________________________

_____________________________________

Notice: The signature to this assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.